Exhibit B-1





                                          ____________, 1996




To prospective purchasers
    of the First Mortgage Bonds of
    Mississippi Power & Light Company


Gentlemen:

    Mississippi Power & Light Company ("Company") expects to issue and sell in one or more series at one time or from time to time not to exceed $530,000,000 aggregate principal amount of its First Mortgage Bonds ("Bonds"). The Company will receive proposals for the purchase of all or such portion of the Bonds as may be designated by the Company to prospective purchasers.

    Enclosed please find copies of a prospectus dated __________________ relating to the Bonds, a questionnaire to be used in furnishing certain information to the Company and an Underwriting Agreement for use in submitting a proposal. You may obtain copies of the registration statement relating to the Bonds and of the documents incorporated by reference
in         the        prospectus        by        contacting
_______________________________
____________________________________________.

   The Company will give notice ("Notice") to two or more of the following prospective purchasers: Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Salomon Brothers Inc., The First Boston Corporation, Smith Barney, Harris Upham & Co. Incorporated, Stephens Inc., Bear, Stearns & Co., Inc., UBS Securities Inc., Prudential Securities, Inc., Morgan Keegan & Co., Inc., Shearson Lehman Brothers, Inc., J. P. Morgan Securities Inc., Goldman, Sachs & Co., A. G. Edwards & Sons, Inc., Chase Securities Inc. and J. C. Bradford & Co. at least two (2) hours prior to the time proposals are to be submitted of (i) the principal amount of the Bonds being offered, (ii) the date on which such Bonds will be issued,
(iii) the maturity date of such Bonds, (iv) the date from which interest will accrue, (v) the range within which the price offered to the Company by the prospective purchasers of the Bonds would be acceptable, (vi) whether the Company will provide, or will permit prospective purchasers to provide, an insurance policy for the payment of the principal of and/or interest on the Bonds being offered and, if such an insurance policy will be provided by the Company, the terms thereof, (vii) the date, time and location for the submission of proposals, (viii) the manner in which proposals are to be submitted, (ix) whether the redemption provisions described in Appendix A hereto will be applicable to the Bonds being offered and the terms of any other redemption provisions that may be applicable and (x) whether the dividend covenant described in Appendix A will be applicable to the Bonds being offered. The Company will also make available to prospective purchasers, prior to the time proposals are to be submitted, a description of the procedures that will be used by the Company to determine the winning proposal. Various basic terms relating to the Bonds are set forth in Appendix A hereto.

    Winthrop, Stimpson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004 (telephone number 212-858-
1000), is acting as purchasers' counsel. Should you wish to discuss the legal aspects of the offering or the fees and disbursements of such counsel, please contact David P. Falck, Esq. of that firm. Such counsel have prepared a preliminary memorandum with respect to the qualification of the Bonds under the "blue sky" laws of various jurisdictions. Copies of this memorandum may be obtained from Mr. Falck.

                                   Very truly yours,

                               MISSISSIPPI POWER & LIGHT COMPANY


                               By: ______________________________

                                                  APPENDIX A


              MISSISSIPPI POWER & LIGHT COMPANY

                      Summary of Terms

    Relating to the Purchase of First Mortgage Bonds of a
                      Particular Series


Principal Amount       To  be designated by the Company in  the
                       Notice.

Date of Issuance       To  be designated by the Company in  the
                       Notice.

Date of Maturity       To  be designated by the Company in  the
                       Notice.

Date from which
Interest will          To  be designated by the Company in  the
    Accrue             Notice.

Interest Rate          The annual interest rate shall be as set
                       forth   in  the  Underwriting  Agreement
                       submitted by the successful underwriter or underwriters and shall be a multiple of 0.125% (1/8th of 1%.)

Insurance              If the Company determines to provide, or
                       to   permit  prospective  purchasers  to
                       provide,  an  insurance policy  for  the
                       payment  of  the  principal  of   and/or
                       interest on one or more series of the Bonds, the Company will so state in the Notice. If such an insurance policy is to be provided by the Company, the terms thereof will be described in the Notice.

Sinking Fund           See the accompanying prospectus relating
                       to the Bonds.

Dividend Covenant, if  If  specified in the Notice, the Company any will covenant in substance that, so long as any Bonds of the particular series being offered remain outstanding, it will not pay any cash dividends on common stock after a selected date close to the date of the original issuance of such series of Bonds (other than certain dividends that may be declared by the Company prior to the original issuance of such series of Bonds) except from credits to earned surplus after such selected date plus an amount of up to $345 million and plus such additional amounts as shall be approved by the Securities and Exchange Commission

Price to Company       The  price shall be as set forth in  the
                       Underwriting Agreement submitted by  the
                       successful  purchaser or purchasers  and
                       shall be within a range of not more than
                       five percentage points (as designated by
                       the  Company in the Notice), which range
                       shall  be  within 95% and  105%  of  the
                       principal amount, plus accrued  interest
                       at   the   rate   set  forth   in   such
                       Underwriting Agreement

Redemption Provisions  Unless  otherwise stated in the  Notice,
                       the   following  redemption   provisions
                       shall be applicable:  For the purpose of
                       determining the redemption prices of the
                       Bonds:   (a) the term "annual redemption
                       period"  shall  mean  the  twelve  month
                       period beginning (1) on the first day of
                       the  calendar month in which  the  Bonds
                       are   issued  in  each  calendar   year,
                       beginning  with  the  calendar  year  in
                       which  the Bonds are issued, and  ending
                       on   the   last  day  of  the  preceding
                       calendar  month  of the next  succeeding
                       calendar year; except that, if the Bonds
                       are  issued in the month of January, and
                       bear  interest  from the  first  day  of
                       January, then ending on the last day  of
                       December  in the same calendar year,  or
                       (2)  if the Bonds bear interest from the
                       15th day of the month in which the Bonds
                       are  issued, then beginning on the  15th
                       day  of  said month, and ending  on  the
                       14th  day of the same calendar month  of
                       the  next succeeding calendar year;  (b)
                       the  term  "stated interest rate"  shall
                       mean  the stated interest rate per annum
                       to  be set forth in the Bonds (stated as
                       a  percentage  of  the principal  amount
                       thereof), as specified in the successful
                       proposal;  (c) the term "initial  public
                       offering  price" shall mean  the  single
                       fixed  price (stated as a percentage  of
                       the  principal amount of the  Bonds  and
                       exclusive of accrued interest) at  which
                       the  Bonds  are to be initially  offered
                       for sale to the public by the successful
                       purchaser or purchasers, as specified by
                       them  at  the time of the acceptance  of
                       the successful proposal and as set forth
                       in  the  supplement  to  the  Prospectus
                       relating  to the Bonds to be filed  with
                       the  Securities and Exchange  Commission
                       following   the   acceptance   of    the
                       successful proposal; provided,  however,
                       that  if  the  successful  purchaser  or
                       purchasers shall specify at the time  of
                       the   acceptance   of   the   successful
                       proposal that they do not intend to make
                       a  public  offering of the  Bonds  at  a
                       single  fixed  price, the term  "initial
                       public  offering price" shall  mean  the
                       price  (stated  as a percentage  of  the
                       principal   amount  of  the  Bonds   and
                       exclusive  of  accrued interest)  to  be
                       paid  by  the  successful  purchaser  or
                       purchasers to the Company for the Bonds;
                       (d)   the   term   "initial   unadjusted
                       premium" shall mean the amount (stated as a percentage of the principal amount of the Bonds and before the adjustment provided for below) by which the initial public offering price plus the stated interest rate shall exceed 100% of the principal amount of the Bonds; (e) the term "applicable fraction" shall mean a fraction, the numerator of which shall be one and the denominator of which shall be the lesser of (i) 24 or (ii) two less than the number of years from the date of the Bonds to their stated maturity; provided, however, that the denominator shall never be less than four; and (f) the term "date of issue" shall mean the day of the calendar month to which the Bonds are issued from which interest accrues.

                       The  general  redemption prices  of  the
                       Bonds shall be, for and during the first
                       annual redemption period, 100% of  their
                       principal   amount  plus   the   initial
                       unadjusted  premium for and during  each
                       annual   redemption  period   thereafter
                       until  the annual redemption period  for
                       which the general redemption price shall
                       be  reduced  to 100% of their  principal
                       amount  without premium, 100%  of  their
                       principal amount plus a premium equal to
                       the initial unadjusted premium, less  an
                       amount  equal to the applicable fraction
                       of   the   initial  unadjusted   premium
                       multiplied  by  the  number  of   annual
                       redemption  periods  which  shall   have
                       passed between the date of issue and the
                       date  fixed for redemption; and for  and
                       during  each  annual  redemption  period
                       thereafter,  100%  of  their   principal
                       amount  without premium;  in  each  case
                       together  with accrued interest  to  the
                       date  fixed  for  redemption;  provided,
                       however,  that  the  general  redemption
                       prices  shall  never be  less  than  the
                       special  redemption prices.  The Company
                       may  determine to limit for a period  of
                       years  set  forth  in  the  Notice   its
                       ability   to  redeem  the  Bonds   under
                       circumstances  where general  redemption
                       prices  would  be  applicable,  if  such
                       redemption  is  for the  purpose  or  in
                       anticipation  of  refunding  such  Bonds
                       through the use, directly or indirectly,
                       of  funds borrowed by the Company at  an
                       effective  interest cost to the  Company
                       (computed  in accordance with  generally
                       accepted  financial  practice)  of  less
                       than   the  "effective  interest   cost"
                       (stated   as   a  multiple  of   0.0001%
                       (1/10,000th of 1%)), of the Bonds.   The
                       "effective cost" will be the yield based on the date of maturity of the Bonds, the interest rate to be borne thereby and the price to the Company (exclusive of accrued interest) for the Bonds.

                       For   the  purpose  of  determining  the
                       special  redemption applicable  for  and
                       during  any annual redemption period  of
                       the Bonds which are to be reoffered at a
                       single  fixed price, the stated interest
                       rate  to be borne by such Bonds, a  term
                       equal  to  the number of years from  the
                       beginning of each such redemption period
                       to  the  stated maturity, and the  basic
                       yield of such Bonds shall be used.   The
                       term  "basic  yield"  for  such  purpose
                       shall   mean   the   percentage   yield,
                       computed  to  at  least  eight   decimal
                       places  and calculated on the  basis  of
                       (a)  the initial public offering  price,
                       (b) the stated interest rate and (c) the
                       date  of  maturity of such  Bonds.   The
                       special  redemption price of such  Bonds
                       applicable  for  and during  any  annual
                       redemption period shall be such price as
                       will  produce a yield equal to the basic
                       yield,  except that for and  during  any
                       annual  redemption period for which  the
                       general  redemption price of such  Bonds
                       shall  be 100% of their principal amount
                       without  premium, the special redemption
                       price  shall be 100% of their  principal
                       amount without premium, and except that,
                       if  the initial public offering price is
                       100%  of  the principal amount  of  such
                       Bonds  or  less, the special  redemption
                       price  of such Bonds during each  annual
                       redemption period shall be 100% of their
                       principal  amount  without  premium;  in
                       each case together with accrued interest
                       to  the date fixed for redemption.   The
                       special redemption price applicable for and during any annual redemption period of such Bonds which are not reoffered at a single fixed price shall be 100% of their principal amount without premium, together with accrued interest to the date fixed for redemption.

                       If,  in any case, other than the initial
                       general and special redemption prices, a
                       redemption price computed as hereinabove
                       set  forth  shall not be a  multiple  of
                       0.01% (1/100 of 1%) and if the remainder
                       of   dividing  such  price  by  .01%  is
                       greater than .5, the price shall be rounded up to the next higher multiplier of .01%; otherwise it shall be rounded down to the next lower multiple of .01%.

                       If  the  foregoing redemption provisions
                       shall  not  be applicable,  the  Company
                       will   specify   in   the   Notice   the
                       applicable redemption provisions, which could include, for example, an absolute prohibition on redemption for a period of years or for the life of the Bonds.

Registration           No. 33-__________
Statements

Miscellaneous          For  further  information regarding  the
                       terms of the Bonds, please refer to the accompanying Prospectus relating to the
                       Bonds.

                       The Underwriting Agreement submitted by the successful purchaser or purchasers shall, upon acceptance by the Company, become effective as and constitute the agreement between the Company and such purchaser or purchasers covering the sale and purchase of the Bonds.